                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





Parent

InterWest Bancorp, Inc.


                                                                   Jurisdiction or
                                               Percentage               State of
Subsidiaries (a)                              of Ownership         Incorporation
----------------                              ------------         -------------
InterWest Bank                                    100%               Washington

InterWest Financial Services, Inc. (b)            100%               Washington

InterWest Insurance Agency, Inc. (c)               70%               Washington

InterWest Properties, Inc. (b)                    100%               Washington

I & B, Inc. (c)                                    90%               Washington

Island Beach of Washington, Inc.
  and Beach Club (b)                              100%               Washington

Islander Resort (d)                               100%                 Florida

CI Resorts Equity Corp. (b)                       100%               Washington

Cornerstone Northwest Mortgage, Inc. (b)          100%               Washington

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(a)    The operation of Bancorp's wholly owned subsidiaries are included in
       Bancorp's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)    Wholly-owned subsidiary of InterWest Bank.

(c)    Interest owned by InterWest Bank.

(d)    Wholly-owned by Island Beach of Washington, Inc. and Beach Club.